Exhibit 5.1

June 8, 2026

Silentium Ltd.

5 Golda Meir Street

Ness Ziona, 7403649, Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen,

We have acted as Israeli counsel for Silentium Ltd. (the “Company”), a company organized under the laws of the State of Israel, in connection with the preparation and filing of the Registration Statement on Form F-1 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), on or about the date hereof, under the Securities Act of 1933, as amended (the “Act”), by the Company relating to the offering (the “Offering”) by the Company of up to 2,472,500 ordinary shares, no par value per share, of the Company , including 332,500 Ordinary Shares that are subject to an option granted by the Company to the underwriters of the offering to purchase additional shares (“Ordinary Shares”, and the Ordinary Shares being registered under the Registration Statement are referred to herein as the “Offering Shares”).

This opinion is being furnished in connection with the requirements of Items 601(b)(5) and (b)(23) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that is a part of the Registration Statement other than as expressly stated herein with respect to the issuance of the Offering Shares.

In connection with this opinion, we have examined and relied without investigation as to matters of fact upon (i) the Registration Statement and exhibits thereto, (ii) the prospectus that is a part of the Registration Statement, (iii) the Amended and Restated Articles of Association of the Company currently in effect, (iv) the Amended and Restated Articles of Association of the Company to be in effect immediately prior to the closing of the Offering, (v) resolutions of the board of directors and shareholders of the Company provided to us by the Company (such resolutions, the “Resolutions”) that relate to the Registration Statement and other actions to be taken in connection with the Offering, (vi) the form of Underwriting Agreement between the Company and ThinkEquity LLC as representative of the several underwriters (the “Underwriters”) and (vii) such originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and statements of public officials and officers and representatives of the Company and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In such examination, we have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies and the authenticity of the originals of such copies and the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We have also assumed that until such time as the Offering Shares are issued, the Resolutions will not be rescinded, cancelled, amended or modified in any way.

Upon the basis of such examination and subject to the assumptions and qualifications stated herein, we are of the opinion that the Offered Shares to be sold to the Underwriters as described in the Registration Statement have been duly authorized, and upon issuance and delivery of the Offered Shares, as described in the Registration Statement against payment to the Company of the consideration for the Offering Shares in such amount and form as shall be determined by the Company's board of directors or an authorized committee thereof, the Offering Shares will be duly validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm in the section of the Registration Statement entitled “Legal Matters.” This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Goldfarb Gross Seligman & Co.